Exhibit 15.1

May 16, 2005

GAINSCO, INC.
Dallas, Texas

Re: Registration Statement Nos. 33-48634 and 33-37070

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated May 16, 2005, related to our review of interim financial information.

Pursuant to Rule 436 under Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/KPMG LLP

Dallas, Texas

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